As filed with the Securities and Exchange Commission on November 5, 1999.
                      Registration No. 33-__________

===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
             Registration Statement Under The Securities Act of 1933


                          BIRMINGHAM STEEL CORPORATION
                          ----------------------------
             (Exact Name of Registrant as Specified in Its Charter)


          DELAWARE                 1-9820             13-3213634
       -------------             ------------       ---------------
        (State of                (Commission        (IRS Employer
       Incorporation)              File No.)       Identification No.)


                       1000 Urban Center Drive, Suite 300
                         Birmingham, Alabama 35242-2516
                       -----------------------------------
                     (Address of Principal Executive Offices)


                          BIRMINGHAM STEEL CORPORATION
                         1999 DIRECTOR COMPENSATION PLAN
                         -------------------------------
                            (Full Title of the Plan)


                               Catherine W. Pecher
                          Vice President and Secretary
                          Birmingham Steel Corporation
       1000 Urban Center Drive, Suite 300, Birmingham, Alabama 35242-2516
       -------------------------------------------------------------------
                       (Name and Address of Agent For Service)

                              (205) 970-1200
                              --------------
      (Telephone Number, Including Area Code, of Agent For Service)


                                    Copy to:
                                  Suzanne Ashe
                               Balch & Bingham LLP
                             1901 Sixth Avenue North
                            Birmingham, Alabama 35203
                                 (205) 251-8100

                         CALCULATION OF REGISTRATION FEE

 Title Of                     Proposed            Proposed           Amount
Securities       Amount    Maximum Offering    Maximum Aggregate       of
  To Be           To Be    Price Per Share    Offering Price       Registration
Registered     Registered        (1)                 (1)               Fee
-----------    ----------  ---------------    ------------------   ------------
Common Stock   500,000(2)     $6.875             $3,437,500         $955.63
$.01 par
value


(1) Pursuant to Rule 457 under the Securities Act of 1933, as amended, the offering price is estimated solely for the purpose of determining the registration fee and is based on the average of the bid and asked prices of the common stock of Birmingham Steel Corporation on October 29, 1999.

(2) Pursuant to Rule 416 of the Securities Act of 1933, as amended, the number of shares of securities registered on this Registration Statement will be increased as a result of future stock splits, stock dividends or similar transactions that occur prior to the distribution of the securities covered by this Registration Statement.

                                     PART I

                                EXPLANATORY NOTE

         Birmingham Steel Corporation (the "Registrant") is filing this Registration Statement on Form S-8 in order to register 500,000 shares of common stock, $.01 par value per share (the "Common Stock"), to be offered or sold pursuant to the terms and conditions of the Birmingham Steel Corporation 1999 Director Compensation Plan (the "Plan").

         A prospectus meeting the requirements of Part I of Form S-8 and containing the statement required by Item 2 of Form S-8 has been prepared. Such prospectus is not included in this Registration Statement but will be delivered to all participants in the Plan pursuant to Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act").


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents filed by the Registrant with the Commission are incorporated herein by reference: (i) the Registrant=s Amendment to Annual Report on Form 10-K405/A, as filed on October 20, 1999; (ii) the Registrant's Annual Report on Form 10-K405 for the fiscal year ended June 30, 1999, as filed October 13, 1999; and (iii) the Registrant=s Current Reports on Form 8-K, as filed on September 30, 1999 and August 11, 1999.

         All documents filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this Registration Statement and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof. Any statement contained in a document incorporated or deemed to be incorporated by reference hereto shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interest of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         The Registrant is a Delaware corporation. Section 145 of the Delaware General Corporation Law empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. A corporation may indemnify such person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A corporation may, in advance of the final disposition of any civil, criminal, administrative or investigative action, suit or proceeding, pay the expenses (including attorneys' fees) incurred by any officer or director in defending such action, provided that the director or officer undertakes to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation.

         A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses (including attorneys' fees) which he actually and reasonably incurred in connection therewith. The indemnification provided is not deemed to be exclusive of any other rights to which an officer or director may be entitled under any corporation's bylaws, agreement, vote or otherwise.

         The Registrant's By-Laws provide for indemnification of directors and officers of the Registrant to the fullest extent permitted by Delaware law.

         The  Registrant  has  purchased   directors'  and  officers'  liability
insurance covering certain liabilities incurred by its officers and directors in connection with the performance of their duties.

         While the Registrant's By-Laws provide officers and directors with protection from awards for monetary damage for breaches of their duty of care, they do not eliminate such duty. Accordingly, the By-Laws will have no effect on the availability of equitable remedies such as an injunction or rescission based on an officer's or a director's breach of his or her duty of care.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         The following exhibits are filed herewith or incorporated by reference herein as part of this Registration Statement:


Sequential
Exhibit                      Description



 4.1 Restated Certificate of Incorporation of the Registrant (incorporated by reference from Registrant's Registration Statement on Form 8-A, filed November 16, 1986, Exhibit 2.2)



4.2 Birmingham Steel Corporation $130,000,000 Senior Note Purchase Agreement dated December 15, 1993 between the Registrant and the following group of investors: The Equitable Life Assurance Society of the U.S., The Guardian Life Insurance Company of America, Principal Mutual Life Insurance Company, The Travelers Indemnity Company, Jefferson-Pilot Life Insurance Company, Phoenix Home Life Mutual Life Insurance Company, American United Life Insurance Company, Canada Life Assurance Company, Canada Life Assurance Company of America, Canada Life Assurance Company of New York, Ameritas Life Insurance Corporation, Berkshire Life Insurance Company, Provident Mutual Life Insurance Company-CALIC, Provident Mutual Life Insurance Company of Philadelphia (incorporated by reference from Registrant's Report for the Quarter ended December 31, 1993 on Form 10-Q, Exhibit 4.1)

4.2.1 First Amendment to $130,000,000 Senior Note Purchase Agreement dated October 18, 1996 (to be filed as an amendment to Registrant's Annual Report (see Form 10-K/A, filed October 20, 1999, Exhibit 4.1.1))

4.2.2 Second Amendment to $130,000,000 Senior Note Purchase Agreement dated December 14, 1998 (incorporated by reference from Registrant's Report for the Quarter Ended December 31, 1998 on Form 10-Q, Exhibit 10.3)

4.2.3 Waiver and Third Amendment to $130,000,000 Senior Note Purchase Agreement dated as of October 12, 1999 (incorporated by reference from Registrant's Amendment to Annual Report on Form 10-K/A, filed October 20, 1999, Exhibit 4.1.3)

4.2.4 Amended and Restated $130,000,000 Senior Note Purchase Agreement dated as of October 12, 1999 (incorporated by reference from Registrant's Amendment to Annual Report on Form 10-K/A, filed October 20, 1999,
          Exhibit 4.1.4)

4.3 Birmingham Steel Corporation $150,000,000 Senior Note Purchase Agreement dated December 15, 1995 between the Registrant and the following group of investors: Connecticut General Life Insurance Company, Life Insurance Company of North America, CIGNA Property and Casualty Insurance Company, Principal Mutual Life Insurance Company, Nationwide Life Insurance Company, Employers Life Insurance Company of Wausau, The Northwestern Mutual Life Insurance Company, The Equitable Life Assurance Society of the United States, Sun Life Assurance Company of Canada (U.S.), Sun Life Assurance Company of Canada, Sun Life Insurance and Annuity Company of New York, The Minnesota Mutual Life Insurance Company, Mutual Trust Life Insurance Company, The Reliable Life Insurance Company, Federated Mutual Insurance Company, Federated Life Insurance Company, Minnesota Fire and Casualty Company, National Travelers Life Company, First National Life Insurance Company of America, Guarantee Reserve Life Insurance Company, First Colony Life Insurance Company, American United Life Insurance Company, The State Life Insurance Company, Ameritas Life Insurance Company (incorporated by reference from Registrant's Report for the Quarter Ended December 31, 1995 on Form 10-Q, Exhibit 4.1)

4.3.1     Amendment  to  $150,000,000   Senior  Note  Purchase  Agreement  dated
          December 14, 1998 (incorporated by reference from Registrant's Report for the Quarter Ended December 31, 1998 on Form 10-Q, Exhibit 10.2)

4.3.2 Waiver and Second Amendment to $150,000,000 Senior Note Purchase Agreement dated as of October 12, 1999 (incorporated by reference from Registrant's Amendment to Annual Report on Form 10-K/A, filed October 20, 1999, Exhibit 4.2.2)

4.3.3     Amended  and  Restated  $150,000,000  Senior Note  Purchase  Agreement
          dated as of October 12, 1999 (incorporated by reference from Registrant's Amendment to Annual Report on Form 10-K/A, filed October 20, 1999, Exhibit 4.2.3)

4.4 Shareholder Rights Plan of Registrant (incorporated by reference from Registrant=s Current Report on Form 8-K, as filed January 23, 1996)

4.5 Reimbursement Agreement, dated as of October 1, 1996, between Birmingham Steel Corporation and PNC Bank, Kentucky, Inc. (incorporated by reference from Registrant's Report for the Quarter Ended December 31, 1996 on Form 10-Q, Exhibit 4.1)

4.6 Restated By-Laws of the Registrant dated August 3, 1999 (incorporated by reference from Registrant=s Current Report on Form 8-K, as filed August 11, 1999, Exhibit 3.1)

4.7 Letter from Birmingham Steel Corporation to Senior Noteholders dated October 13, 1999 (incorporated by reference from Registrant's Amendment to Annual Report on Form 10-K/A, filed October 20, 1999,
          Exhibit 4.3)

5.1       Opinion of Balch & Bingham LLP regarding legality of Shares

23.1      Consent of Ernst & Young LLP

23.2      Consent of KPMG LLP

23.3      Consent of Balch & Bingham LLP (included in Exhibit 5.1)

24.1      Power of  Attorney  of the  Officers  and Directors of the Registrant

99.1      Birmingham Steel Corporation 1999 Director Compensation Plan

99.2      Risk   Factors   that  May  Affect   Future   Operating   Results
          (incorporated by reference from Registrant's Annual Report on Form 10-K, filed October 13, 1999, Exhibit 99.1)


Item 9.  Undertakings.

                  The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.


                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (5) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

                  (6) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on this 1st day of November, 1999.

                                  BIRMINGHAM STEEL CORPORATION
                                  (Registrant)


                             By:     *
                                  -----------------------------
                                  Robert A. Garvey
                             Its: Chief Executive Officer


         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.




Signature                      Title                              Date

    *
------------------------     Chairman-Executive Committee,  November 2, 1999
E. Mandell de Windt          Director



    *
------------------------     Chairman   of  the   Board,    November 2, 1999
Robert A. Garvey             Chief Executive     Officer,
                             Director
                             (Principal Executive Officer)

    *
------------------------     Director                       November 2, 1999
C. Stephen Clegg


    *
------------------------     Director                       November 2, 1999
E. Bradley Jones


    *
------------------------     Director                       November 2, 1999
William J. Cabaniss, Jr.


    *
------------------------     Director                       November 2, 1999
Richard de J. Osborne


    *
------------------------     Director                       November 2, 1999
Alfred C. DeCrane, Jr.


    *
------------------------     Director                       November 2, 1999
Robert D. Kennedy


    *
------------------------     Director                       November 2, 1999
John H. Roberts


    *
------------------------     Executive Vice President and   November 2, 1999
Kevin E. Walsh               Chief Financial Officer
                             (Principal Financial and
                             Principal  Accounting Officer)


*By      /s/ Catherine W. Pecher
         ------------------------
         Catherine W. Pecher
         Attorney-in-Fact

                             INDEX TO EXHIBITS

 Sequential
  Exhibit                                                   Description

4.1            Restated   Certificate   of   Incorporation   of  the  Registrant
               (incorporated   by  reference  from   Registrant's   Registration
               Statement on Form 8-A, filed November 16, 1986, Exhibit 2.2)

4.2 Birmingham Steel Corporation $130,000,000 Senior Note Purchase Agreement dated December 15, 1993 between the Registrant and the following group of investors: The Equitable Life Assurance Society of the U.S., The Guardian Life Insurance Company of America, Principal Mutual Life Insurance Company, The Travelers Indemnity Company, Jefferson-Pilot Life Insurance Company, Phoenix Home Life Mutual Life Insurance Company, American United Life Insurance Company, Canada Life Assurance Company, Canada Life Assurance Company of America, Canada Life Assurance Company of New York, Ameritas Life Insurance Corporation, Berkshire Life Insurance Company, Provident Mutual Life Insurance Company-CALIC, Provident Mutual Life Insurance Company of Philadelphia (incorporated by reference from Registrant's Report for the Quarter ended December 31, 1993 on Form 10-Q, Exhibit 4.1)

4.2.1 First Amendment to $130,000,000 Senior Note Purchase Agreement dated October 18, 1996 (to be filed as an amendment to
               Registrant's Annual Report (see Form 10-K/A, filed October 20, 1999, Exhibit 4.1.1))

4.2.2 Second Amendment to $130,000,000 Senior Note Purchase Agreement dated December 14, 1998 (incorporated by reference from Registrant's Report for the Quarter Ended December 31, 1998 on Form 10-Q, Exhibit 10.3)

4.2.3 Waiver and Third Amendment to $130,000,000 Senior Note Purchase Agreement dated as of October 12, 1999 (incorporated by reference from Registrant's Amendment to Annual Report on Form 10-K/A, filed October 20, 1999, Exhibit 4.1.3)

4.2.4 Amended and Restated $130,000,000 Senior Note Purchase Agreement dated as of October 12, 1999 (incorporated by reference from Registrant's Amendment to Annual Report on Form 10-K/A, filed October 20, 1999, Exhibit 4.1.4)

4.3 Birmingham Steel Corporation $150,000,000 Senior Note Purchase Agreement dated December 15, 1995 between the Registrant and the following group of investors: Connecticut General Life Insurance Company, Life Insurance Company of North America, CIGNA Property and Casualty Insurance Company, Principal Mutual Life Insurance Company, Nationwide Life Insurance Company, Employers Life
               Insurance Company of Wausau, The Northwestern Mutual Life Insurance Company, The Equitable Life Assurance Society of the United States, Sun Life Assurance Company of Canada (U.S.), Sun Life Assurance Company of Canada, Sun Life Insurance and Annuity Company of New York, The Minnesota Mutual Life Insurance Company, Mutual Trust Life Insurance Company, The Reliable Life Insurance Company, Federated Mutual Insurance Company, Federated Life Insurance Company, Minnesota Fire and Casualty Company, National Travelers Life Company, First National Life Insurance Company of America, Guarantee Reserve Life Insurance Company, First Colony Life Insurance Company, American United Life Insurance Company, The State Life Insurance Company, Ameritas Life Insurance Company (incorporated by reference from Registrant's Report for the Quarter Ended December 31, 1995 on Form 10-Q, Exhibit 4.1)

4.3.1 Amendment to $150,000,000 Senior Note Purchase Agreement dated December 14, 1998 (incorporated by reference from Registrant's Report for the Quarter Ended December 31, 1998 on Form 10-Q,
               Exhibit 10.2)

4.3.2 Waiver and Second Amendment to $150,000,000 Senior Note Purchase Agreement dated as of October 12, 1999 (incorporated by reference from Registrant's Amendment to Annual Report on Form 10-K/A, filed October 20, 1999, Exhibit 4.2.2)

4.3.3 Amended and Restated $150,000,000 Senior Note Purchase Agreement dated as of October 12, 1999 (incorporated by reference from Registrant's Amendment to Annual Report on Form 10-K/A, filed October 20, 1999, Exhibit 4.2.3)

4.4 Shareholder Rights Plan of Registrant (incorporated by reference from Registrant=s Current Report on Form 8-K, as filed January 23, 1996)

4.5 Reimbursement Agreement, dated as of October 1, 1996, between Birmingham Steel Corporation and PNC Bank, Kentucky, Inc. (incorporated by reference from Registrant's Report for the Quarter Ended December 31, 1996 on Form 10-Q, Exhibit 4.1)

4.6            Restated   By-Laws  of  the  Registrant   dated  August  3,  1999
               (incorporated by reference from Registrant=s Current Report on Form 8-K, as filed August 11, 1999, Exhibit 3.1)

4.7 Letter from Birmingham Steel Corporation to Senior Noteholders dated October 13, 1999 (incorporated by reference from Registrant's Amendment to Annual Report on Form 10-K/A, filed October 20, 1999, Exhibit 4.3)

5.1            Opinion of Balch & Bingham LLP regarding legality of Shares

23.1           Consent of Ernst & Young LLP

23.2           Consent of KPMG LLP

23.3           Consent of Balch & Bingham LLP (included in Exhibit 5.1)

24.1           Power of Attorney of the Officers and Directors of the Registrant

99.1           Birmingham Steel Corporation 1999 Director Compensation Plan

99.2           Risk   Factors   that  May  Affect   Future   Operating   Results
               (incorporated by reference from Registrant's Annual Report on Form 10-K, filed October 13, 1999, Exhibit 99.1)

                        [BALCH & BINGHAM LLP LETTERHEAD]

EXHIBIT 5.1




                                November 1, 1999



Birmingham Steel Corporation
1000 Urban Center Drive
Suite 300
Birmingham, Alabama 35242-2516

         Re:  Birmingham Steel Corporation - Registration Statement on Form S-8

Ladies and Gentlemen:

         In connection with the registration under the Securities Act of 1933, as amended, of 500,000 shares of the common stock, $.01 par value per share (the "Common Stock"), of Birmingham Steel Corporation, a Delaware corporation (the "Corporation"), for issuance and sale in the manner described in the Corporation's Registration Statement on Form S-8 filed with the Securities and Exchange Commission, to which this opinion is an exhibit (the "Registration Statement"), we, as counsel to the Corporation, have examined such corporate records, certificates, and other documents as we considered necessary or appropriate for the purposes of delivering this opinion.

         On the basis of the foregoing, we are of the opinion that the Common Stock offered pursuant to the Registration Statement has been duly and validly authorized and is, or when issued in accordance with the respective governing documents will be, duly and validly issued, fully paid, and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                                     Yours very truly,

                                                    /s/ Balch & Bingham LLP
                                                    -----------------------
                                                        Balch & Bingham LLP

EXHIBIT 23.1


                          Consent of Ernst & Young LLP

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Birmingham Steel Corporation 1999 Director Compensation Plan of our report dated September 15, 1999, except for Note 7, as to which the date is October 12, 1999, with respect to the consolidated financial statements and schedule of Birmingham Steel Corporation included in its Annual Report (Form 10-K) for the year ended June 30, 1999, filed with the Securities and Exchange Commission.





                                                /s/ Ernst & Young LLP
                                                ---------------------
                                                    Ernst & Young LLP
November 3, 1999

EXHIBIT 23.2


                               Consent of KPMG LLP

The Members
Pacific Coast Recycling, LLC:

We consent to the incorporation by reference in the registration statement (Form S-8) pertaining to the Birmingham Steel Corporation 1999 Director Compensation Plan, of Birmingham Steel Corporation of our report dated July 30, 1999, with respect to the balance sheets of Pacific Coast Recycling LLC as of June 30, 1999 and 1998 and the related statements of operations, members' capital (deficit) and cash flows for the years then ended, which report appears in the Form 10-K of Birmingham Steel Corporation dated June 30, 1999.




                                                              /s/ KPMG LLP
                                                              ---------------
                                                                  KPMG LLP
Los Angeles, California
November 2, 1999

EXHIBIT 24.1

                                POWER OF ATTORNEY


                  WHEREAS, the Board of Directors of Birmingham Steel Corporation (the "Company") has determined that it is in the best interest of the Company to register 500,000 shares of the Company's common stock for issuance under the Company's 1999 Director Compensation Plan; and

                  WHEREAS, the Company proposes to file a registration statement on Form S-8 and amendments thereto under the Securities Act of 1933 with respect to the above-referenced plan.

                  NOW, THEREFORE, KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and officers of the Company, individually as a director and/or as an officer of the Company, hereby make, constitute and appoint Catherine W. Pecher their true and lawful attorney-in-fact for each of them and in each of their names, places and steads to sign and cause to be filed with the Securities and Exchange Commission said registration statement and any appropriate amendments thereto, to be accompanied by any necessary exhibits.

                  The undersigned directors and officers of the Company hereby authorize said person to sign said registration statement on their behalf as attorney-in-fact and to amend, or remedy any deficiencies with respect to, said registration statement by appropriate amendment or amendments and to file the same as aforesaid, hereby giving and granting to said attorney full power and authority to do so and perform all and every act and thing whatsoever requisite and necessary to complete the foregoing, hereby ratifying and confirming all that said attorney may or shall do, or cause to be done, by virtue hereof.

         The undersigned further consent to the execution of this document and counterpart originals. Each such counterpart shall constitute an original.




Dated:  October 27, 1999           /s/ E. Mandell de Windt
                                   -----------------------
                                       E. Mandell de Windt


Dated: October 27, 1999           /s/ Robert A. Garvey
                                  ------------------------
                                      Robert A. Garvey


Dated: October 27, 1999           /s/ C. Stephen Clegg
                                  ------------------------
                                      C. Stephen Clegg


Dated: October 30, 1999           /s/ E. Bradley Jones
                                  ------------------------
                                      E. Bradley Jones


Dated: October 27, 1999          /s/ William J. Cabaniss, Jr.
                                 ---------------------------
                                     William J. Cabaniss, Jr.


Dated: October 27, 1999          /s/ Richard de J. Osborne
                                 -------------------------
                                     Richard de J. Osborne


Dated: October 27, 1999          /s/ Alfred C. DeCrane, Jr.
                                --------------------------
                                     Alfred C. DeCrane, Jr.


Dated: October 27, 1999          /s/ Robert D. Kennedy
                                 --------------------------
                                     Robert D. Kennedy


Dated: October 27, 1999          /s/ John H. Roberts
                                 --------------------------
                                     John H. Roberts


Dated: November 2, 1999          /s/ Kevin E. Walsh
                                 --------------------------
                                     Kevin E. Walsh

EXHIBIT 99.1


                          BIRMINGHAM STEEL CORPORATION
                         1999 DIRECTOR COMPENSATION PLAN

Section 1.  Purpose of the Plan.

The purpose of the Birmingham Steel Corporation 1999 Director Compensation Plan (the "Plan") is to provide cash and stock based compensation to non-employee directors of Birmingham Steel Corporation (the "Company") in order to encourage the highest level of director performance and to promote long-term shareholder value by providing such directors with a proprietary interest in the Company's success and progress through the issuance of shares of the Company's common stock ("Common Stock").


Section 2.  Certain Definitions.

          (a)  "Board" means the Board of Directors of the Company.

          (b) "Committee" means the Compensation and Stock Option Committee of the Board.

          (c)  "Common Stock" means the common stock of the Company.

          (d)  "Company"  means   Birmingham  Steel   Corporation,   a  Delaware
               corporation.

          (e) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (f) "Non-Employee Director" means each member of the Board who is not an employee of the Company or any of its subsidiaries at the date of each grant or award.

          (g) "Plan" means the Birmingham Steel Corporation 1999 Director Compensation Plan.

          (h) "Rule 16b-3" means Rule 16b-3, as currently in effect or as hereinafter amended or modified, promulgated under the Exchange Act.


Section 3.  Administration of the Plan.

The Plan shall be administered by the Committee of the Board of Directors of the Company. Grants of cash and Common Stock under the Plan shall be made automatically as provided in Section 6 hereof. However, the Committee shall have full authority to interpret the Plan, to promulgate such rules and regulations with respect to the Plan as it deems desirable, and to make all other determinations necessary or appropriate for the administration of the Plan, and such determinations shall be final and binding upon all persons having an interest in the Plan.


Section 4.  Common Stock Subject to the Plan.

The total number of shares of Common Stock reserved and available for distribution under the Plan shall be 500,000. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares. In the event of any merger, reorganization, consolidation, recapitalization, Common Stock dividend, or other change in corporate structure affecting the Common Stock, a substitution or adjustment shall be made in the aggregate number of shares reserved for issuance under the Plan and in the number of shares granted under the Plan as may be determined to be appropriate by the Committee, in its sole discretion, provided that the number of shares subject to any award shall always be a whole number.


Section 5.  Participation.

Each Non-Employee Director shall be eligible to participate in the Plan.


Section 6.  Annual Retainer.

On the date of each Annual Meeting of Stockholders of Birmingham Steel Corporation at which directors are elected, commencing with the 1999 Annual Meeting of Stockholders, each director who is elected to the Board of Directors at such Annual Meeting and who is not an employee of the Company shall receive in payment of such director=s annual retainer shares of Common Stock with a market value of $30,000 based on the closing price on the last trading day of the month preceding such annual meeting, except that cash shall be paid in lieu of fractional shares.


Section 7.  Termination or Amendment of the Plan.

The Board may suspend or terminate the Plan or any portion thereof at any time, and the Board may amend the Plan from time to time as may be deemed to be in the best interests of the Company; except as may be required by applicable laws or regulations.


Section 8.  Section 16.

It is intended that the Plan and any grants made to a person subject to Section 16 of the Exchange Act meet all of the requirements of Rule 16b-3. If any provision of the Plan or any award hereunder would disqualify the Plan or such award, or would otherwise not comply with Rule 16b-3, such provision or award shall be construed or deemed amended to conform to Rule 16b-3.


Section 9.  General Provisions.

          (a)  No Right  of  Continued  Service.  Nothing  in the Plan  shall be deemed to create any obligation on the part of the Board to nominate any Non-Employee Director for reelection by the Company's stockholders.

          (b) Payment of Taxes. A Non-Employee Director shall, no later than the date as of which the value of any award under this Plan first becomes includable in the Non-Employee Director=s gross income for federal income tax purposes, make arrangements satisfactory to the Committee regarding payment of any federal, state, local or FICA taxes of any kind required by law to be withheld with respect to such award.

          (c) Shares. The shares of Common Stock issued under the Plan may be either authorized but unissued shares or shares which have been or may be reacquired by the Company, as determined from time to time by the Board.

          (d) Governing Law. The Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware (other than its law respecting choice of law). The Plan shall be construed to comply with all applicable law, and to avoid liability to the Company or a Non-Employee Director, including, without limitation, liability under Section 16(b) of the Exchange Act.

          (e)  Effective Date of Plan. The Plan shall be effective July 1, 1999.

          (f) Headings. The headings contained in this Plan are for reference purposes only and shall not affect the meaning or interpretation of this Plan.

          (g) Severability. If any provision of this Plan shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereby, and this Plan shall be construed as if such invalid or unenforceable provision were omitted.

          (h) Successors and Assigns. This Plan shall inure to the benefit of and be binding upon each successor and assign of the Company. All obligations imposed upon a Non-Employee Director, and all rights granted to the Company hereunder, shall be binding upon the Non-Employee Director's heirs, legal representatives and successors.

          (i)  Status of Existing  Plan.  This Plan  supercedes and replaces the
               Birmingham  Steel   Corporation   Director=s   Compensation  Plan
               effective July 1, 1992, as amended May 14, 1993.